Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-65533, 333-188350, 333-202636, 333-211112 and 333-213114) of Ritchie Bros. Auctioneers Incorporated of our reports dated February 21, 2017, with respect to the consolidated financial statements of Ritchie Bros. Auctioneers Incorporated and the effectiveness of internal control over financial reporting of Ritchie Bros. Auctioneers Incorporated included in this Annual Report (Form 10-K) of Ritchie Bros. Auctioneers Incorporated for the year ended December 31, 2016.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-211112) of Ritchie Bros. Auctioneers Incorporated of our report dated February 21, 2017, with respect to the consolidated financial statements of the Ritchie Bros. Auctioneers Incorporated 1999 Employee Stock Purchase Plan included in this Annual Report (Form 10-K) of Ritchie Bros. Auctioneers Incorporated for the year ended December 31, 2016.

Vancouver, Canada	/s/Ernst & Young LLP
February 21, 2017	Chartered Professional Accountants